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                                                                    Exhibit 23.5

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

The Board of Directors
Vista Technologies, Inc.

     We consent to the use of our report on Vista Technologies, Inc. included herein and to the reference to our firm under the heading "Experts" in the Prospectus.







                                                    KPMG Peat Marwick LLP

San Francisco, California
August 9, 1996